EXHIBIT 4.3


EXTENSION OF AGREEMENT OF LOAN made and entered in the City and District of Montreal, this 27th day of July, 1999.

BY AND BETWEEN:     POWER PHOTO KIOSKS,  INC., a corporation  constituted  under the law of Canada and having its head office and principal place of business located at 181 Whitehall Drive, in the municipality of Markham, Ontario L3r 9T1, herein represented by R. Terry Cooke, Esq. business Executive, its Chief
                    Financial Officer.

     (hereinafter called the "Borrower")

AND: MLIC HOLDINGS INC., a corporation duly constituted under the laws of Canada and having principal place of business located at 999, boulevard de Maisonneuve Ouest, Suite 1775, in the City and district of Montreal, Quebec, H3A 3L4, herein represented by Murray Lester, Esq. Business Executive, its President.

     (hereinafter called the "Lender")

THE PARTIES HERETO DECLARE AS FOLLOWS:

1.   THAT they have entered into an Agreement of Loan attached hereto as Exhibit
     A;

2.   THAT the maturity date of the said Agreement of Loan is July 30th, 1999;

3. THAT the parties agree that the maturity date is extended to August 31st, 1999;

4.   THAT all terms in the Agreement of Loan shall be extended, except:

     i) The interest for the 31 day extension shall be calculated on the basis of four hundred and fifty dollars ($450.00) per day;

     ii) In consideration of this extension MLIC HOLDINGS, INC. shall receive an additional 10,000 shares in POWER PHOTO KIOSKS, INC. free of any charge (total number of shares MLIC HOLDINGS, INC. shall have as of August is now 5 0,000shares.)

5. THAT the Parties hereto declare that it is their wish that this Extension of Lease be drawn in English. Les Parties aux presentes declarent que c'est a leur demande que cette Extension de Bail soit re(illegible)gee en anglais.


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IN WITNESS WHEREOF this Extension  Agreement of Loan has been executed under the seal of the undersigned at Montreal, this 27th day of July 1999.

Borrower:                              POWER PHOTO KIOSKS, INC.
                                       Per:



/s/ Evelyn Armstrong                    /s/ Terry Cooke
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Witness


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Witness



Lender:                                MLIC HOLDINGS, INC.
                                       Per:

/s/ Kenneth (Illegible)                /s/ Murray D. Lester
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Witness


/s/ (Illegible)
--------------------------
Witness